Morgan Stanley Developing Growth Securities Trust
                     Item 77(o) 10f-3 Transactions
                  April 1, 2001 - September 30, 2001


Security Date   Price   Shares    %of     Total            Purcha  Broker
         of     Of      Purchas   Assets  Issued           sed
         Purch  Shares  ed                                 By
         ase                                               Fund
EMBRAER          $38.90   63,300  0.320%  $577,173,926.00  0.004%  Merril
                                                                   Lynch
Fisher           $24.00  121,200  0.378%  $288,000,000.00  1.000%
Scientif
ic
Infineon         $21.33   31,200  0.095%   $60,000,000.00  0.052%  Goldma
Technolo                                                           n
gies                                                               Sachs
Peabody          $28.00   22,400  0.081%   $15,000,000.00  0.149%  Lehman
Energy                                                             Brothe
                                                                   rs
Rent A           $42.50   53,200  0.293%    $3,200,000.00  1.663%  Lehman
Center                                                             Brothe
                                                                   rs
Willis           $13.50   28,800  0.050%  $270,000,000.00  0.001%  Salomo
Group                                                              n
Hldgs                                                              Smith
                                                                   Barney
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